Exhibit (a)(1)(D)
Stock Option Exchange Program
ELECTION FORM/WITHDRAWAL FORM
Current Date
01/21/2011
Name and Address
John Doe
Add 1
Add 2
Add 3
City State Zip
Hello John, below are your current outstanding Eligible Stock Option Grants.
Please make your exchange selection by checking the “Exchange” or “Do Not Exchange” box for each Eligible Stock Option Grant and sign and date below (election forms will not be accepted without a valid signature and date).

				New Grant
				if Options
Option	Grant	Options	Exercise	Outstanding	Make ONE Election for
Grant #	Date	Outstanding	Price	Exchanged	each eligible grant
					☐ Exchange
999997	01/02/2008	600	$7.90	150
					☐ Do Not Exchange

					☐ Exchange
999998	07/09/2008	3,000	$4.35	1,500
					☐ Do Not Exchange

					☐ Exchange
999999	01/26/2010	1,200	$2.38	800
					☐ Do Not Exchange
By signing below, I acknowledge that: (1) I have received the Offer to Exchange document and am voluntarily participating in the Alexza Pharmaceuticals Stock Option Exchange Program; (2) the Alexza Pharmaceuticals Stock Option Exchange program is a discretionary program established by Alexza Pharmaceuticals and may be suspended, modified or terminated by Alexza Pharmaceuticals at any time, as provided in the Offer to Exchange; and (3) the new Options to be granted under the program are discretionary in nature and such grant does not create any contractual or other right to receive future equity or cash compensation, payments or benefits or guarantee or promise of continued employment with Alexza Pharmaceuticals.

By signing below, I hereby agree to be bound by the terms and conditions of the Alexza Pharmaceuticals Stock Option Exchange Program as described in the Offer to Exchange document (and any amendment thereto).

Employee Signature:	Date and Time:

Employee Name:

Please submit your completed signed and dated election form to:
By Overnight Courier or Mail:
BNY Mellon Shareowner Services
480 Washington Boulevard
Attn: Corporate Action Dept – 27th Floor Jersey City, N.J. 07310
If BNY Mellon does not receive your signed and dated paper election materials before the expiration time (which is expected to be 8:00 p.m. ET on February 18, 2011), we will interpret this as your election not to participate in the offer, and you will retain all of your outstanding stock options with their current terms.
Please find the enclosed documents for complete details of the Alexza Pharmaceuticals Stock Option Exchange Program:
Offer to Exchange Documentation
All Employee Meeting Presentation
Frequently Asked Questions
The Alexza Pharmaceuticals Stock Option Exchange Program expires at 8:00 p.m. ET on February 18, 2011
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 a.m. to 8:00 p.m. ET at:
866-395-4634